Exhibit 10.60

The Guigang City of Guangxi Province

E-Government Planning, Design and Construction

Main Contract

This contract is signed on June 15, 2007

in Guigang City of Guangxi Province

Party A：Guigang City Information Administration Center

Party B：Expert Network (Shenzhen) Company Limited

Party A, being the department in charge of e-government construction of the Guigang City, went through comprehensive survey and studies in the earlier stage, hereby appoints Party B to undertake the planning, design and construction works of the e-government project of the Guigang City of Guangxi Province.  Based on the principle of equality, voluntariness, fairness and honesty, and upon negotiation, both Party A and Party B unanimously reach and agree to abide by the following terms and conditions of this Main Contract.

Clause One Definitions, Enactment and Regulations

1.

Definitions

The following words and expressions shall have the meaning as assigned hereunder unless stated otherwise in this Contract:-

(1)

“Project” means the e-government project of the Guigang City of Guangxi Province that Party A appoints Party B to undertake, which includes the whole process of project planning, design and constructions.

(2)

“Party A” means the party that directly undertakes the responsibility of investment and appointment of main-contractor, i.e. Guigang City Information Administration Center

(3)

“Party B” means the party who undertakes the Project as the main contractor, that is, Expert Network (Shenzhen) Company Limited.

(4)

“Sub-contractors” means the party who performs the work of individual items of the Project.

2.

Laws and Regulations

This Contract shall be governed by the “Contract Law of the People’s Republic of China” and all other related regulations and rules currently in force in the People’s Republic of China.

Clause Two  Specifications of Project

The main contractor’s work that Party A appoints Party B to undertake includes master planning, feasibility studies and construction works of each of the sub-items of the Guigang City of Guangxi Province e-government project.  The specific construction items include Hardware Platform, Security Platform, Application Platform, Portal Website, Unified Administration Approval System, Coordinated Office System, Calling Center, Geography Information System, Emergency Commanding System, Auxiliary Decision System, Social Medical Security Information System, Smart Card System and Information Database (totaling 13 items which hereinbelow collectively referred to as “Construction Items”).  Party B shall be responsible for purchase, installation, integration, testing, maintenance, development and training, together with all the works that are normally required for the construction notwithstanding those works that are not expressly referred to in this Contract. Among the above, the appliances for the hardware platform and software system shall be purchased by Party B on behalf of Party A.

Clause Three  Status Quo Of The Project

1.

The Project is situated in the Guigang City of Guangxi Province.

2.

Before the commencement of the Project, Party B has full understood and considered Party A’s condition and all factors that might affect the construction and has accordingly prepared corresponding solution.

3.

Party B shall make all necessary preparations before the construction starts, including setting up Project items implementation plans with suppliers, organizing construction workers and providing basic working and living conditions for these workers.

Clause Four Time for Completion, Progress Management

and Time Adjustment

1.

This Contract shall tentatively commence in January 2008 and the total construction period shall last for 3 years from the date of commencement.  The total construction period include completion of the planning, design and construction of the Guigang City of Guangxi Province e-government Project.  The specific commencement date shall be determined by the construction commencement order issued by Party A.

2.

Party B shall adopt system construction management method for the Project, observe Party A’s construction schedule and shall not delay or make additional requests unreasonably so as to assure that the Project will be completed on schedule.

3.

The construction period encompasses the construction preparation, selection of suppliers, system installation, development and testing, and acceptance check upon completion of the Project.

4.

After Party B received the construction commencement order, Party B shall notify Party A in writing within 20 working days before the actual commencement date.  Party B shall submit implementation plan and construction schedule to Party A for approval.  Once the implementation plan and construction schedule are approved by Party A, Party B shall strictly observe and shall not alter at will.

5.

If during the progress of construction, the Project is delayed due to Party A’s default, Party A shall coordinate actively with Party B in consideration of the actual condition so as to ensure that the Project can be completed on schedule.

6.

If Party B’s failure to complete the works scheduled for the current month are not caused by Party A, Party B shall take effective measures to ensure that those uncompleted works shall be finished in next month together with the works scheduled for next month, otherwise Party B shall assume full liability for breach of contract, and compensate Party A for the resulting economic loss and pay the penalty for the breach.

7.

The schedule of the Project can be adjusted with the approval of Party A under any of the following circumstances:

(1)

Major design alterations (i.e. system function alterations, increase or decrease in numbers of major equipments, Project items adjustment, or alterations taking place in key circuit) requested by Party A.

(2)

Force majeure

(3)

Other events as agreed in this Contract.

Party B shall report in writing to Party A about the detail of delay within three days upon occurrence of any of the above circumstances.  Party A shall then reply within five days upon receipt of Party B’s reports; failing which Party A shall be deemed to have approved such delay.

8.

Party B shall bear full responsibility for inability to complete the Project on schedule if it is not caused by Party A’s default.

9.

Party A shall bear responsibility for the Project’s delay if such delay is caused by its own default.

Clause Five  Delay of Commencement Date and Construction Suspension

1.

If, after Party A and Party B has confirmed the construction commencement date, Party A proposes to postpone the commencement date, it shall notify Party B in writing, extend the construction period accordingly and assume corresponding responsibilities.

2.

If Party B is unable to start the Project as scheduled after the construction commencement order has been issued, it shall submit written notice 3 days in advance to Party A for approval and shall assume corresponding responsibilities.

3.

Party A’s representative can request Party B to suspend the construction works if he/she deems necessary and provide opinion for further handling of the Project within 48 hours of such request. Party B shall suspend the construction works as requested by Party A and shall safeguard the completed portion of the Project.

4.

If the Project is suspended due to the default of Party B, its subcontractors or suppliers, Party B shall assume the responsibility for suspension. If the Project is suspended due to the default of Party A, then Party A shall assume corresponding responsibilities. If the suspension is not caused by Party A or Party B, then the responsible person(s) shall assume the corresponding responsibilities. In such case, depending on the practical situation, either Party A or Party B shall exercise the right to claim liabilities from the responsible person(s).

Clause Six Rights and Obligations of Party A and Party B

A.

Rights and Obligations of Party A

1.

Party A has the right to alter the construction design of the Project according to the actual needs of the development of Guigang City of Guangxi Province and to select or change the hardware equipments and software systems in accordance with the altered design. Party B shall redesign and replace the hardware equipments and software systems in accordance with Party A’s request. Party A shall bear the necessary costs resulting from such redesign.

2.

Party A has the right to examine and approve the construction reports and reports related to design alteration, alteration of the Project and construction schedule adjustments submitted by Party B and handle payment of the construction money, etc.

3.

Party A has the right to examine the progress and quality of the Project at any time it sees fit, and to demand Party B to provide monthly progress report and other related reports concerning the construction of the Project.

4.

In case Party A finds that Party B‘s employees or its sub-contractors are unable to fulfill their corresponding responsibilities, Party A shall have the right to request Party B to replace them and Party B shall carry out such replacement as requested. Otherwise, Party A shall be entitled to terminate this Contract and request Party B to assume relevant liability for compensation.

5.

Party A shall, before Party B commences the construction of the Project and according to the relevant provisions of this contract make progress payment punctually.

6.

Party A shall be responsible for external liaison and coordination works during the construction period of the Project so as to provide good environment for the Project’s construction. In the event that part or the entire coordination works need to be entrusted to Party B, additional provisions shall be added in this Contract to expressly state the exact works assigned and the corresponding remuneration.

7.

Party A shall provide Party B with the related information of the Project.

8.

Party A shall provide all decision in writing within the time agreed upon by both parties whenever such decision is required by Party B in writing.

9.

Party A shall authorize a representative who is familiar with the Project and are able to make decision on behalf of Party A within the agreed time to communicate with Party B. Notice shall be given to Party B prior to the replacement of such representative.

10.

Party A shall provide office and necessary office equipments to Party B. Office expenditures are to be paid by Party B.

11.

Party A shall fulfill all the obligations stated in this Contract and is liable to compensate Party B’s economic loss if Party A is in default.

12.

Party A shall observe other rights and obligations stipulated in this Contract and annexure of this Contract.

13.

Party A shall, within 60 days from the signing date of this Contract, announce in its portal website or other newspapers and magazines that it has signed this Contract to appoint Party B to undertake the master planning, feasibility analysis, system design and construction works of the e-government project of the Guigang City of Guangxi Province.  Party A, however, shall have the right to keep confidentiality as to the contract amount of this Contract.

B.

Rights and obligations of Party B

1.

Party B shall make use of its own resources, technology and personnel to develop the planning and construction plans for the Guigang City of Guangxi Province e-government system.

2.

Party B confirms that it has thoroughly understood the conditions and circumstances of the construction site of the Project and guarantee to complete the Project on schedule and to meet the pre-set quality standards simultaneously without additional expenditure, unless otherwise stated in this Contract.

3.

Party B shall propose construction implementation plan for the Project and implement such plan upon the approval of Party A.

4.

Party B shall compile construction implementation and design plans and construction schedule, and execute such plans after the same have been approved by Party A.

5.

Party B shall select superb suppliers to provide software and hardware systems required by the Project; Party B shall also select enterprises of quality as sub-contractors to provide services required by the Project. Party B shall be held responsible to Party A for the acts of the selected suppliers, sub-contractors and other auxiliary employees.

6.

Party B shall be responsible for the organization, construction, management, coordination and implementation of the Project.

7.

Party B shall designate a site manager to be responsible for the overall work of the construction site, and to handle events arising on the construction site in accordance with this Contract. The site manager or his/her authorized representative shall participate in the Project’s coordination meeting convened by Party A, and shall make decisions on behalf of Party B and follow instructions from Party A.

8.

Party B shall perform self-inspection and cable layout covering work. The commencement of the cable layout covering work, its acceptance check and final covering shall be reported to Party A in advance. Records of the original construction work, collection and arrangement of the cable layout covering work must be taken in order to ensure the Project’s quality. All liabilities and the corresponding additional expenses that are caused by Party B’s default shall be borne by Party B.

9.

Party B shall manage construction safety according to the requirements of the construction safety norms, set up on-site lighting and fencing as is needed to prevent accidents and to safeguard lives and properties of the on-site personnel. When accidents take place, they have to be handled actively and be reported in writing to Party A.

10.

Party B shall accept monitoring and inspection of Party A’s on-site management personnel and facilitates for such daily inspection.

11.

Once the Project is completed, passed the acceptance check and handed over to Party A, the Project shall enter into the warranty period.  If any quality issue arises during the warranty period, Party B shall be responsible for repair, replacement and return of the goods together with the resulting expenses.

12.

During the construction period of the Project, Party B shall upon the request of Party A submit and arrange technical information which are relevant to the scope of the Project for the use of compilation of Project’s completion information.

13.

Party B shall clean the construction site for trash and dismantle all temporary facilities (according to Party A’s instructions), and transport them to a place designated by Party A so that they will be moved out of the site.

14.

Party B shall well prepare for the coordination with other professional sub-contractors.

15.

Party B shall complete all formalities and apply for all certificates in relation to the Project and bear all the related costs.

16.

Party B shall be held liable for all quality problems, construction delay, damages to personnel and properties and economic losses caused by Party B’s failure to fulfill the above obligations and shall compensate Party A for the resulting economic losses.

17.

Party B shall have the responsibility and obligation to safeguard the technical confidentiality of the Project and shall not provide any materials or documents relating to the Project to any other party without the consent of Party A.

18.

Party B shall maintain the system during its trial operation and guarantee period.

19.

Party B shall provide the complete set of documents mentioned in this Contract.

20.

Party B shall provide adequate professional training in relation to the Project.

21.

After the construction commencement order has been issued until 12 months after the project has been completed, Party B shall, upon giving not less than 7 days written notice to Party A, has the right to arrange investors, shareholders and/or consultants of Party B and its parent company to visit the construction of the e-government project 3 times in each year and Party A shall procure the Guigang government to cooperate with Party B.

Clause Seven   Project Modifications

1.

If Party A needs to modify the contents of the Project, it shall send a written notice to Party B 5 days in advance, and Party B shall implement the modification according to the modification notice sent by Party A.

2.

If Party B finds that there is a need to modify the Project (design, equipment, construction implementation organization, or personnel change) during the course of construction, or finds any errors or unclarified issues about the technical information, then Party B shall deliver a written notice to Party A.  Party A shall make decision accordingly within 5 business days; failing which it shall be deemed to have approved such modification.

Clause Eight   Project Progress Verification and Confirmation

Party B shall submit quarterly reports on the amount of completed works of the Project to the Party A, and Party A shall notify Party B after verifying them.

Clause Nine   Construction Safety

1.

Party B shall conduct safety education and make safety protection (including equipping personal protection gears for its personnel) according to the related regulations to ensure construction and personnel safety. In the event that accident happens, Party B shall take active and effective measures to prevent the escalation of loss and shall be held liable for all the losses so incurred. When serious fatal accidents and injuries take place, Party B shall report in writing to Party A and related authorities according to the relevant regulations of China and the Guigang City of Guangxi Province.

2.

If Party A finds that Party B’s safety measures are inadequate or that safety facilities are insufficient, then it can demands Party B to amend within a time limit. If they still cannot meet safety requirements after the time limit, then Party A shall have the right to demand suspension of the construction work of the Project, and Party B shall bear the resulting loss.

3.

During the construction period of the Project, Party B shall take good care of Party A’s premises, fixtures, office utilities, equipment, materials, pipelines and shall adopt necessary protection measures. Party B shall bear all the resulting losses if any losses are caused by its default.

4.

If the Project requires Party B to pile up or process equipment on the site, it must first obtain approval in advance from Party A. Party B shall bear all the liabilities and all the resulting losses if any losses are caused by its default.

Clause Ten    Delivery of Materials, Equipments and Delivery Conditions

1.

Party B guarantees that all hardware equipments within the scope of this Contract are brand new (including parts) and leading in technology in China, the related equipments are in conformity to the national inspection standards, and that all materials and equipments of the Project are in compliance with the types and standards as required by the stipulates, design plans and functionalities required by the systems. Party B further guarantees that all equipments and materials it purchased possess related certificates and networking credentials as stipulated by China or the government authorities of the relevant professions.

2.

All imported equipments delivered by Party B shall possess legal import papers and possess qualification certificates issued by China Customs Inspection.

3.

The delivery dates and installation of all equipments shall meet the requirements for the completion of the whole Project.

4.

Party B shall take the responsibility to provide the “guarantees for repair, replacement, or compensation for faulty product” to all the equipments supplied by it or its suppliers.

5.

The hardware shall be delivered to the Guigang City of Guangxi Province.

6.

Party B shall deliver the complete sets of documents (including warranty certificate, manuals and relevant documents) to Party A along with the equipments, as well as spare parts and software that accompany the equipments.

7.

The equipments Party B used in the Project shall be in accordance with the brands, models, specifications and manufacturing places as listed in the equipment list. They shall be qualified products of original manufacturers, and can only be installed after having been inspected as qualified. Non-OEM qualified products are regarded as non-eligible for delivery.

8.

Party B shall notify Party A of equipment delivery 24 hours in advance for quality inspection. Those equipments that fail to meet the requirements shall be transported out of the site unconditionally and Party B shall purchase other products that meet the requirements as replacement. Party B shall bear all the resulting expenses, and compensate Party A for the actual resulted loss.

Clause Eleven Installation, Development, Testing, Trial Running and Acceptance Check of Software and Hardware Systems

Party B shall provide the “Detailed Technology Plans” and “System Implementation Plans” of all individual items of the Project to be approved by Party A. Installation and development of software and hardware systems can only be started after their approval.

1.

Arrival of hardware equipments and acceptance check
After the arrival of hardware equipments on the construction site, Party A and Party B shall open the packages together within 5 business days for counting of items and examine them. The models and quantity of the delivered equipments shall be in accordance with those specified in this Contract. If there are changes in models, the features of the new models shall not be worse than those of the originally required products, and such changes shall first be approved in advance by Party A. After the examination on delivery, Party A and Party B shall sign acceptance reports for the delivered products

2.

Installation, testing, acceptance check, and trial running of hardware system

Party B shall propose a preliminary installation plan 10 days before the hardware system installation of the Project and Party B shall begin the installation after receiving confirmation from Party A.  After the installation and testing of each sub-system, Party

B shall submit acceptance check application report to Party A. Party A together with Party B shall then start the acceptance check within 5 business days and shall sign acceptance check report if the acceptance check is satisfactory. If due to Pary A’s default that the acceptance check cannot be perform in time which leads to the Project’s schedule being delayed, the construction period of the Project shall be extended accordingly. If the resulting loss to Party B is more substantial, Party A shall compensate for such loss and Party B shall negotiate with Party A for the details of such compensation. If it is Party B’s default which causes the inability to perform the acceptance check in time and the Project’s schedule is delayed, Party B shall pay penalty for breach of contract according to the relevant provision of this Contract.

After the completion of equipment installation, testing and system integration, Party B shall conduct self-inspection, submits the resulted inspection report and relevant completion documents of the Project, and apply to the Party A for hardware system preliminary inspection. After the passing of the preliminary inspection, the system can enter into the trial running period.

After the completion of installation and testing of all the hardware equipments and the trial running has been continued for 10 consecutive business days, Party A together with Party B shall conduct internal inspection on the hardware system within 5 business days.

Party B shall guarantee that purchase of hardware, installation, testing, trial running, perfection, acceptance checking and training are all completed within the hardware system working cycle.

3.

Developing, testing, acceptance checking, and trial running of application software systems

Party B shall submit the software requirement analysis reports, design manuals, testing reports, operation reports, user manuals, maintenance manuals and other documents at each stage, and shall enter the next stage after examination and approval by Party A.

During the developing cycle of each application system, Party B shall complete the developing and testing of the software for each application system. After the system has been installed, Party A together with Party B shall conduct preliminary inspection of the system within 5 business days, and it shall be put into trial running only if the preliminary inspection is satisfactory.

The application system has been trial-run for 20 days, Party A shall propose any modification and perfection suggestions in writing to Party B. Party B shall finish such modification and perfection of the system software during in the trial-run period and apply to Party A for acceptance check of the system.  After the trial run, Party A together with Party B shall conduct the preliminary internal acceptance check on the software system.

Party B shall ascertain that the software developing, testing, trial running, ratification, installation, training and testing shall be complied with the project programs in accordance with the promise.

4.

Preliminary acceptance check of the whole system

After the successful integration of the software and hardware system and passing of the internal acceptance check, Party B shall apply to Party A for preliminary acceptance check on the whole system.

5.

Trial running of the whole system

The whole system shall only be put into full trial running after Party A have approved and signed the preliminary acceptance check report for the whole system. After each system has been trial run and met the design requirements and has been in stable operation for 20 days, Party B shall apply in writing for the whole Project completion acceptance check.

6.

Whole Project completion acceptance check

Party A shall organize an expert group to conduct the whole Project completion acceptance check according to the standards for construction quality inspection and Project completion acceptance check. Party A, and the expert group shall jointly produce a “certificate of Whole Project completion acceptance check” after the whole project is completed and after it has met the standards for the whole project completion acceptance check. Then the whole project completion acceptance check stage is finished.

Party B shall guarantee that the whole project is completed within the Project’s construction cycle.

7.

Transfer of the Project and accompanying documents

Party B shall hand over the whole Project together with all the software and accompanying documents to Party A.

Clause Twelve  Standards for Project Completion Acceptance Check

1.

The Project shall conform to relevant laws, regulations, standards and stipulates proclaimed by China and other government authorities in charge of the profession.

2.

The Project shall be able to operate in stable and normal manners without additional materials, equipments, parts or software, and can reasonably satisfy Party A, the Supervisor and the relevant government departments.

3.

The Project shall meet the needs and requirements of the Guigang City of Guangxi Province E-government project.

Clause Thirteen   Warranty, After-sales Services and Technical support

of the Project

1.

Party B shall provide warranty to the Project starting from the day the Project is transferred to Party A after the passing of the whole Project completion acceptance check. The warranty scope shall follow the tender document and relevant provisions of this Contract.

2.

Technical support, warranty and free maintenance of the Project shall last for one year, starting from the day of the passing of the whole Project completion acceptance check.

3.

During the warranty period, if operational problem occurs to the software of the application system, Party B shall send its staff to repair within 4 hours of receiving notice of repair from Party A in order to maintain the normal operation of the system.

4.

During the initial usage period (no more then 30 days), Party B shall send qualified and experienced technicians to stay on-site to handle emerging problems on time.

5.

For quality defects of the Project occur during or before the warranty period which are not caused by the deliberate destructive act of Party A, Party B shall be responsible to repair such defects and to take up all the resulting liabilities.

6.

Technical supports and maintenance services provided by Party B during the free warranty period shall be quick in responding. For failures of Party A’s system, Party B’s technicians shall arrive at the site of failure within 24 hours and solve the problem in the quickest manner. If the system is unable to be restored to its normal operation within 48 hours, Party B shall provide back up equipments (systems) unconditionally to maintain the normal operation of the system.

7.

Party B shall set up specialized technical service providing body to ensure quick response speed and good service quality.

8.

Party B may continue to provide maintenance service with Party A’s consent after the free warranty period has expired and separate maintenance contract shall be executed by both Parties.

9.

The following situations are not covered by the free warranty:

a.

Damages due to deliberate destructive acts of Party A’s personnel;

b.

Party A’s personnel replace or repair major equipments or software without Party B’s consent;

c.

Services that are excluded from the scope of free warranty by laws and regulations.

For repairing damages in the above situations, Party B shall be entitled to charge Party A for materials.

10.

The free warranty and technical support shall cover the hardware and software products provided to Party A by Party B, its sub-contractors or suppliers as stipulated in this Contract.

11.

Party B shall provide free technical support during the warranty period.

Clause Fourteen   Project Price, Contracting Method, and Price Adjustment

1.

The total sum of this Contract (including planning, design, hardware, software, installation, testing and training etc.) is RMB One Hundred Ninety-Six Million Nine Hundred and Twenty Thousand Only. (￥196,920,000.00).  Pricing for each sub-item is stated in the addendum.

The above price is the land price of the Guigang City of Guangxi Province construction site, and encompasses all fees and taxes required by the China and all local government authorities.

2.

Contracting method: main contracting, with guarantees of quality and works to be completed within the specified construction period. Project alterations are to be handled according to relevant provisions of this Contract.

3.

If changing needs of Party A resulted in the increase in the number of hardware equipments and increase in software expenditures, a supplementary contract will be signed between Party A and Party B after mutual consultation to deal with the increased cost. If no mutual agreement can be reached after the consultation, both Parties shall appoint jointly a qualified appraisal institution to conduct appraisal, and the increased cost shall be borne by Party A.

4.

Party B has considered and agreed to assume the risks resulted from the fluctuation of salary, Project management costs and equipment prices during the Project construction period and shall not make any new demand.

5.

Unless otherwise agreed, all direct costs resulting from the Project and other costs related to the Project are regarded as being included in the Project price of this Contract.

Clause 15   Payment and Settlement Methods

1.

5% of the total Project price shall be retained and be settled when the Project is completed and 5% of the total Project price shall be retained as security money for warranty, after-sales service, training and technical support service of the Project etc.

2.

Payment for the Project Price

2.1

The Project shall be constructed in separate phases. Both Parties agree that the working capital to start the construction work of the Project shall be paid by Party B in advance; the particulars of which are set out as follows:
Master planning of the Project: RMB Five Hundred Thousand Only (￥500,000.00); The Feasibility Study: RMB ONE Million Only (￥1,000,000.00);

Hardware Platform (including equipments purchased on behalf and system-integration) : RMB Fifteen Million Three Hundred and Eighty Thousand Only (￥15,380,000.00);

Security Platform: RMB Eight Million and One Hundred Thousand Only (￥8,100,000.00);

Application Platform: RMB Seven Million Eight Hundred and Forty Thousand Only (￥7,840,000.00);

Portal Website: RMB Two Million Only (￥2,000,000.00);

Unified Administration Approval System: RMB Ten Million Six Hundred and Twenty Thousand Only (￥10,620,000.00);

Coordinated Office System: RMB Twelve Million Only (￥12,000,000.00);

Totaling RMB Fifty-Seven Million Four Hundred and Forty Thousand Only (￥57,440,000.00).

Party A shall pay Party B 90% of the said total amount of Fifty-Seven Million Four Hundred and Forty Thousand Only (￥57,440,000.00), that is RMB Fifty-One Million Six Hundred and Ninety-Six Thousand Only (￥51,696,000.00) within 10 business days upon completion and passing of the acceptance check of the preliminary items and the first phase of construction items of the Project.

2.2

Payment method of price for the remaining Project

2.2.1

Party A shall pay Party B 50% of the price of construction of each phase within 15 business days after the commencement of the construction of each phase.

2.2.2

After the installation, testing and passing of the acceptance check of the items of each phase, Party A shall pay Party B 40% of the price of that phase within 10 business days.

3.

Payment at the completion of the Project

Party A shall pay Party B the payment for completion of the Project (5% of the total Project price) within 1 month after the completion of the Project and passing of the acceptance check.

4.

Payment of the Retention Money for After-sales Service of the Project

Party A shall pay Party B the retention money for the after-sales service (5% of the total Project price) within 10 business days after the warranty period has expired.

Clause Sixteen   Training

Party B promises to provide on-site technical training to Party A. The training shall be of quality, and can be provided either by the OEMs, Party B or the sub-contractors.

Clause Seventeen   Force Majeure

When incidents beyond the control of human beings such as natural disasters, wars, earthquakes, unexpected incidents, or governmental acts, etc take place, Party B shall take active measures to minimize loss, and shall report on time the loss incurred and cost of repair. Damages to the Project shall be borne by Party A, while personnel casualties, damages to equipments and loss of Party B due to construction suspension shall be borne by Party B.

If force majeure results in delayed execution or inability of complete execution of this Contract, then both Parties shall consult each other to decide whether to continue fulfilling this Contract or not. If this Contract is to be terminated, the interests already acquired by each Party shall be returned to the other Party.

Clause Eighteen   Default Liabilities

Party B’s Default Liabilities:

1.

Party B shall bear the liabilities for the loss of Party A caused by Party B’s, its sub-contractors’, suppliers’ or auxiliary employees’ default (hereunder collectively referred to as “Party B”), and shall compensate Party A for its loss and pay the penalty for the breach of this Contract.

2.

If the construction of this Project cannot be completed according to the project schedule specified in this Contract and the construction plan agreed by the parties due to Party B’s default, Party B shall then pay to Party A 0.5% of the total amount of the Project price as breach of this Contract penalty for each business day of delay, provided that the total amount of breach of this Contract penalty shall not exceed 20% of the total Project price. If the delay is more than 150 days, Party B shall be deemed to be unable to fulfill this Contract and shall return to Party A all the money it has received from Party A. Party B shall also pay to Party A 20% of the total amount of the Project price as breach of this Contract penalty.

3.

If Party B is unable to deliver any one of the systems in the Project as required, it is deemed to be unable to deliver the whole Project. In such case, in addition to returning to Party A all the money that Party A has paid for that system, Party B shall also pay as breach of this Contract penalty in an amount equals to 10% of the total amount of the Project price.

4.

If Party B is unable to satisfactorily fulfill its obligations of after-sales service, any relevant service requirements and training services as stipulated in the after-sales service clause under this Contract, and continue to be unable to fulfill such obligations after receiving written notice from Party A, then Party B shall pay to Party A as breach of this Contract penalty in an amount equals to 5% of the total amount of the Project price.

5.

If the types, models, specifications, quality or quantity of the hardware equipments delivered by Party B do not conform to the requirements in this Contract, then Party A shall has the right to refuse accepting the equipments, and Party B is deemed to be unable to deliver the equipments.

6.

If Party B is unable to fulfill its obligation under this Contract or to meet the technical requirements or system functions specified in the technical plan appraised by experts; and after receiving written notice from Party A , Party B is still fail to make amendment, or the amendment made is still fail to be in compliance with the technical requirements or system functions as specified in the technical plan or bidding document, then Party A has the right to demand Party B to terminate the Project, to return all the money Party A has paid, and to pay as breach of this Contract penalty in an amount equals to 20% of the total amount of the Project price.

Party A’s Default Liabilities:

1.

Party A shall bear the liability for loss of Party B caused by Party A’s default and bear the resulting costs. If such default caused the project schedule to be delayed, the construction period shall be extended accordingly.

2.

If Party A demands return of goods due to its own default, then Party A shall pay to Party B as breach of this Contract penalty in an amount equals to 20% of the value of the returned goods.

3.

f the Project cannot be completed on schedule pursuant to the provision under this Contract due to Party A’s or the Supervisor’s default which leads to Party B’s loss,

then the defaulting party shall pay to Party B as breach of this Contract penalty in an amount equals to 0.5% of the total amount of the Project price for each business day of delay, provided that the total amount of the breach of this Contract penalty shall not exceed 10% of the total amount of the Project price.

4.

If Party A demands replacement of equipments so as to improve design standards or that it has other proper justifications such as related administration reforms are impeded which results in the construction schedule being delay. In such situation, neither Party shall bear the default liabilities but Party A shall make appropriate compensations to Party B.

5.

If Party A is unable to make payment to Party B on time as stipulated in this Contract and material loss of Party B is resulted, then Party A shall make compensation to Party B in accordance with the condition of loss.

Common Clause:

1.

Penalty Payment for breach of this Contract does not exempt the obligations of both parties to continue to fulfill this Contract.

2.

The Party who terminates this Contract without proper justifications shall be responsible to compensate the other party for all the economic losses incurred, and shall also bear the related legal liabilities.

Clause Nineteen Alteration and Cancellation of the contract

Unless stipulated in this Contract, neither party can alter or cancel this Contract unilaterally. Alteration or cancellation of this Contract shall be negotiated by both Parties, be recorded in writing, and shall take effect only after having been signed by authorized representatives from both Parties. These written records shall constitute part of this Contract and possess identical legal effect.

Clause Twenty   Termination of Contract

1.

If any Party materially breaches this Contract and causes it to be unable to be fulfilled further, then the non-defaulting party may notify the defaulting party to terminate this Contract, and demand the defaulting party to bear the default liabilities, to compensate for all the resulted economic loss and to pay the penalty for breach of this Contract.

2.

This Contract can be terminated upon the mutual agreement of both Parties.

Clause Twenty-one   Disputes Resolution

1.

If the Parties have disputes over the explanation or execution of any of the clauses in this Contract or any issues related to the Project, friendly consultation shall then be pursued; failing which may apply for arbitration or institute legal action in a court.

Clause Twenty-two   Miscellaneous

1.

Party B shall choose qualified enterprises to be its sub-contractors. Party A has the right to examine the qualifications of the sub-contractors and suppliers, which Party B shall cooperate in such examination. Party B shall bear the legal liabilities to Party A for acts of the sub-contractors and suppliers.

2.

For any issues that this Contract does not address, both Parties shall consult with the other to resolve. If during execution of this Contract, other provisions or supplementary materials shall be needed, then both Parties shall reach mutual agreement about them and execute them. The executed supplementary provisions possess identical legal effect as this Contract.

3.

Addendum of this Contract is an integral part of this Contract

Clause Twenty-three  Effect of this Contract

1.

This Contract becomes effective immediately after the representatives from both Parties have signed and sealed with the respective Party’s chop. This Contract has four copies of which Party A and Party B each holds two copies, and all these copies possess identical legal effect.

2.

Addendum of this Contract possesses identical legal effect as this Contract.

3.

This Contract is effective until the requirements of all clauses herein have been fulfilled and realized.

Addendum “The construction fees of the Guigang City of Guangxi Province E-Government Project Items”

Party A:

Guigang City Information Administration Center

Representative:

(signed and sealed)

Party B:

Expert Network (Shenzhen) Co. Ltd.

Representative:

(signed and sealed)

Signed on June 15, 2007

Addendum:

Construction Fees of the Guigang City of Guangxi Province

E-Government Project Items

	Construction Items	Price (in RMB)
Preliminary Works	E-Government Master Planning	￥500,000.00
	Feasibility Study Report of all items	￥1,000,000.00
First Phase	Hardware Platform（Inclusive of Purchase on Behalf and System Integration）	￥15,800,000.00
	Security Platform	￥8,100,000.00
	Application Platform	￥7,840,000.00
	Portal Website	￥2,000,000.00
	Unified Administration Approval System	￥10,620,000.00
	Coordinated Office System	￥12,000,000.00
Second Phase	Calling Center	￥7,600,000.00
	Geography Information System	￥24,120,000.00
	Emergency Commanding System	￥12,300,000.00
	Auxiliary Decision System	￥13,000,000.00
Third Phase	Social Medical Security Information System	￥38,100,000.00
	Smart Card System	￥35,800,000.00
	Information Database	￥8,860,000.00
	Total	￥196,920,000.00